Exhibit 99.2

American Express and GreenSky Team Up to Fuel Business Growth Through Enhanced Digital Payments and Financing Capabilities

The companies are working together in a number of ways, including to bring innovative point-of-sale lending technology to more merchants, enabling them to offer frictionless payment options to customers

NEW YORK & ATLANTA, August 6, 2018 — American Express (NYSE: AXP) and GreenSky, Inc. (NASDAQ: GSKY) today announced a strategic alliance to bring enhanced digital payments and financing capabilities to help merchants grow their businesses and give consumers greater flexibility in financing their purchases.

The multi-faceted collaboration will enable eligible U.S. merchants within the American Express network and the customers they serve to access GreenSky’s proprietary point-of-sale financing solutions. Using GreenSky’s platform and technology, home improvement and elective healthcare merchants that accept American Express will be able to drive incremental sales by providing qualifying customers with options to finance large purchases in a paperless environment. Customers apply for installment loan financing via GreenSky’s mobile app, online or over the phone, and typically receive a decision and transact within 60 seconds. GreenSky will also have access to American Express vPayment, a virtual payments solution, in order to facilitate purchases via virtual account numbers delivered to approved customers.

In addition, the companies plan to pilot a digital direct loan option with a platform for eligible American Express® consumer Card Members to search for participating merchants within GreenSky’s network, and to finance their purchases at participating American Express accepting merchants of their choosing within or outside of GreenSky’s merchant network. The direct to consumer loans would initially be offered in the home improvement category in five U.S. cities.

“American Express is committed to backing businesses and their customers,” said Stephen J. Squeri, Chairman & CEO of American Express. “Our partnership with GreenSky, a fast-growing and innovative fintech company, will grant more merchants access to leading payment technology and financing solutions to enhance their customer experience and close more sales.”

“We’re excited to work with American Express, a global leader in the payments industry that is known for its commitment to providing exceptional value to its customers. We’ve long admired American Express and all that the brand stands for,” said David Zalik, CEO and Chairman of GreenSky. “Combining our industry-leading technology platform with the security and backing of American Express will allow us to continue innovating to meet evolving customer needs.”

More details will be announced as the solutions become available.

Information Related To Forward-Looking Statements

This release includes forward-looking statements that reflect expectations about the companies’ future operating plans and product offerings.  These forward-looking statements are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions are intended to identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  American Express and GreenSky undertake no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:  the execution and effectiveness of definitive documentation, the ability to successfully integrate the companies’ platforms and technologies, and the willingness of American Express’ merchants to offer GreenSky’s financing products.  A further description of such factors can be found in American Express’ Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the three months ended March 31 and June 30, 2018 and the companies’ other reports filed with the SEC.

About American Express

American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.

About GreenSky, Inc.

GreenSky, Inc.® (NASDAQ: GSKY) is a leading technology company Powering Commerce at the Point of SaleSM for a growing ecosystem of merchants, consumers and banks. Our highly scalable, proprietary technology platform enables over 12,000 merchants to offer frictionless promotional payment options to consumers, driving increased sales volume and accelerated cash flow. Banks leverage GreenSky’s technology to provide loans to super-prime and prime consumers nationwide. Since our inception, over 1.7 million consumers have financed over $12 billion of commerce using our real time “apply and buy” technology. GreenSky is headquartered in Atlanta, Georgia. For more information, please visit https://www.greensky.com.

Contacts:

American Express

Melissa Filipek, 212.640.8658

melissa.j.filipek@aexp.com

GreenSky

media@greensky.com